UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Rural/Metro Corporation, a Delaware corporation (the “Company”), is in the process of completing an internal review of its accounting practices pertaining to inventories. During the course of such analysis, the Company has identified that it had certain accounting practice errors relating to its inventory. Specifically, the Company has determined that certain durable medical equipment, such as backboards, should not be classified as inventory. Historically, the Company has counted these items as inventory and valued them within its inventory balance.

The Company has discussed its accounting practices relating to inventory and its determination to correct certain accounting practices with the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), and has determined it will correct such errors.

On February 12, 2007, the management of the Company and the Audit Committee concluded that certain of the Company’s previously issued consolidated financial statements will be restated. As a result of the restatement, the Audit Committee has determined that the consolidated financial statements as of and for the years ended June 30, 2006, 2005 and 2004, and the interim periods therein, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and the unaudited condensed consolidated financial statements as and for the three months ended September 30, 2006 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and any related financial information, should no longer be relied upon.

Although the Company has not yet completed the restatement of its financial statements, the Company estimates, on a preliminary basis, that the cumulative adjustment will reduce its inventory account by approximately $3.0 million to $4.0 million at December 31, 2006. On a preliminary basis, the Company believes the majority of the adjustments arose prior to fiscal 2002. Further, the Company has not completed its evaluation of the impact on its covenants under its credit facility.

In addition, the Company will be evaluating whether any of the matters identified in the course of the analysis were the result of one or more material weaknesses in its internal controls surrounding its inventory. Based on current information, the Company would expect to identify material weaknesses in its internal controls at June 30, 2006. The Company will conclude its analyses and report its findings in this regard when it is prepared to file the restated financial statements.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters disclosed in this Item 4.02(a).

The Company expects to file all required filings with the SEC once it has completed the restated financial information for the periods described above.

Item 8.01	Other Events.

The Company’s Form 10-Q for the period ended December 31, 2006, including unaudited financial statements, was not filed with SEC, and no extension is available to the Company. The Company will report fiscal 2007 second-quarter results once the adjustments related to inventory have been completed and amended historical filings have been made. The Company will host a conference call to discuss these results as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: February 13, 2007	By:	/s/ Kristine A. Beian-Ponczak
Kristine A. Beian-Ponczak
Senior Vice President and Chief Financial Officer